Exhibit 99.1

Headquarters 3000 Riverchase Galleria Suite 1700 Birmingham, AL 35244 USA www.walterenergy.com

Press Release

Walter Energy Announces Fourth Quarter and Full-Year 2011 Results

— Results Driven By Acquisition of Western Coal —

•      Achieves Record 2011 Revenue of $2.6 Billion, Up 62% Over 2010 Revenue of $1.6 Billion

•      Earns $349 Million in Net Income,  $5.76 of Diluted EPS

•      Earns Record EBITDA of $822 Million in 2011, Up 19% Over 2010 EBITDA of $693 Million

•      Produces Record Metallurgical Coal Sales of 8.7 Million Metric Tons in 2011

•      Earns Fourth Quarter 2011 EBITDA of $207 Million

•      Repays $103.5 Million of Debt

Birmingham, Ala. - Feb. 21, 2012 - Walter Energy, Inc. (NYSE and TSX: WLT) the world’s leading, publicly traded pure-play producer of metallurgical (met) coal for the global steel industry, today announced results for the year and quarter ended Dec. 31, 2011. Summary highlights below.

	Q4		FY
	2011	2010	2011		2010

Revenue	$700 million	$401 million	$2.6 billion		$1.6 billion

Operating Income (millions)	$137	$145	$559		$594

Net Income (millions)	$84	$92	$349		$386

EPS — Diluted	$1.34	$1.72	$5.76		$7.18

EBITDA (millions)*	$207	$171	$822		$693

Met Coal Sales (MMTs)	2.4	1.5	8.7	**	6.3

*Earnings before interest, taxes, depreciation and amortization

**Excludes first quarter 2011 pre-acquisition met coal sales of approximately 1 million metric tons (MMTs) from Western Coal

“Walter Energy delivered solid growth in 2011 growing revenue by almost $1 billion and earning a record EBITDA of $822 million,” said Walt Scheller, Chief Executive Officer. “We completed a major met coal acquisition of Western Coal, which is contributing to significant sales growth, greater global diversification and the broadening of our portfolio of mining assets. For 2012, we remain well-positioned to achieve record met coal production, and we are on target for 11.5 — 13.0 MMTs comprised of approximately 75% hard coking coal and 25% PCI.  We expect more than one-third of the increase to come from Mine No. 7, just under one-third to come from our other U.S. operations, and approximately one-third to come from our Canadian operations.  Longer term, our development portfolio for new met coal projects is strong and should continue to make Walter Energy one of the largest and most profitable (measured by profit per ton) producers of met coal in the world.”

Sales of hard coking coal (HCC) were 1.9 MMTs in the fourth quarter of 2011, up 18% from 1.6 MMTs in the third quarter 2011. The average net selling price for HCC was $244/MT, as compared with $263/MT in the third quarter 2011. Average cash costs for HCC were $132/MT, the same as in third quarter 2011. In the fourth quarter 2011, cash margins for HCC were $112/MT.

Sales of low-volatility pulverized coal injection (low-vol PCI) were 523 thousand MTs in the fourth quarter 2011 and 562 thousand MTs in the third quarter. The average net selling price for PCI was $212/MT in the fourth quarter 2011 and $209/MT in the third quarter 2011. Average cash costs for PCI were $165/MT in the fourth quarter and $143/MT in the third quarter 2011. In the fourth quarter 2011, cash margins for PCI were $47/MT.

Full-Year 2011 Financial Results

For the full-year 2011, revenues were $2,571 million, a $983 million increase, or 62% over 2010 revenues of $1,588 million and were driven largely by the Western Coal acquisition. EBITDA was $822 million in 2011, up $129 million, or 19% from 2010 EBITDA of $693 million. The improvement in both revenue and EBITDA was largely due to the acquisition of Western Coal and more favorable pricing for HCC year over year.

Operating income for 2011 was $559 million and net income was $349 million, or $5.76 per diluted share.  Operating income for 2010 was $594 million and net income was $386 million, or $7.18 per diluted share. The decreases are largely due to the acquisition of Western Coal and the related issuance of additional shares.  The average number of shares outstanding was 60.6 million in 2011 and 53.7 million in 2010.

Fourth Quarter 2011 Financial Results

Revenues for the fourth quarter 2011 were $700 million, a $299 million increase, or 75% over fourth quarter 2010 revenues of $401 million. EBITDA was $207 million in the fourth quarter 2011, an increase of $36 million, or 21% over fourth quarter 2010 EBITDA of $171 million.

Operating income for the fourth quarter 2011 was $137 million and net income was $84 million, or $1.34 per diluted share.  The average number of shares outstanding for the quarter was 62.7 million.

Liquidity and Capital Expenditures

As of December 31, 2011, the Company had available liquidity of approximately $422 million, consisting of cash and cash equivalents of $128 million plus $294 million available under the Company’s $375 million credit revolver.  Capital expenditures for the fourth quarter 2011 were $121 million and for the year 2011 were $415 million.

2012 Production Guidance

The Company currently anticipates full-year 2012 met coal production will be between 11.5 MMTs and 13.0 MMTs of which approximately 75% will be HCC and 25% will be low-vol PCI.

Transaction with Chevron Mining

In May 2011, Walter Energy completed the execution of mineral leases for approximately 75 million tons of recoverable Blue Creek coking coal reserves.  The transaction captured an integral portion of the last

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remaining block of Blue Creek coal and paves the way for a strategic opportunity to assemble 170 million tons of high quality coking coal and the development of a new underground mine.

Safety and Stewardship Highlights

The Company reduced its total reportable injury rate by 15% as compared with Walter Energy and Western Coal pro forma 2011 and 2010 rates. This reduction is the result of our commitment to improve employee health and safety and a workforce dedicated to a safety culture. Our aggressive commitment to safety continues in our 2012 goal to further reduce accidents and citations by 20%.

In May 2011, Walter Energy contributed $1 million to aid the victims of the April 27 tornadoes in central and west central Alabama of which $750,000 went to the American Red Cross and an additional $250,000 went to Alabama Governor Robert Bentley’s Emergency Relief Fund.

The Company is also pleased to announce that it recently received the Surface Mine Reclamation Award 2011 at the 39th Annual West Virginia Coal Association Mining Symposium for its Lower Muddlety Nos. 1 and 2 Surface Mines in Nicholas County, West Virginia, for excellence in design, operation and reclamation of a surface mining operation.

Use of Non-GAAP Measures

This release contains the use of certain U.S. non-GAAP (Generally Accepted Accounting Principles) measures such as “adjusted earnings per diluted share” and “adjusted net income” as well as EBITDA. These non-GAAP measures are provided as supplemental to, and not as replacement of, nor equal to, financial measures prepared in accordance with GAAP. Management feels that these non-GAAP measures provide additional insights into the performance of the Company that they believe are helpful to investors and they reflect how management analyzes Company performance and compares that performance against other companies. A reconciliation of non-GAAP to GAAP measures is provided in the financial section of this release.

Conference Call Webcast

The Company will hold a conference call webcast to discuss fourth quarter and full-year 2011 results on Tuesday, Feb. 21, 2012, at 11 a.m. ET. To listen to the live event, visit www.walterenergy.com.

About Walter Energy

Walter Energy is the world’s leading, publicly traded pure-play metallurgical coal producer for the global steel industry with strategic access to high-growth steel markets in Asia, South America and Europe. The Company also produces thermal coal and industrial coal, anthracite, metallurgical coke and coal bed methane gas. Walter Energy employs approximately 4,400 employees and contractors with operations in the United States, Canada and United Kingdom. For more information about Walter Energy, please visit www.walterenergy.com.

Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and may involve a number of risks and uncertainties. Forward-looking statements are based on information

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available to management at the time, and they involve judgments and estimates. Forward-looking statements include expressions such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “may,” “plan,” “predict,” “will,” and similar terms and expressions. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to various risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from our forward-looking statements: the market demand for coal, coke and natural gas as well as changes in pricing and costs; the availability of raw material, labor, equipment and transportation; changes in weather and geologic conditions; changes in extraction costs, pricing and assumptions and projections concerning reserves in our mining operations; changes in customer orders; pricing actions by our competitors, customers, suppliers and contractors; changes in governmental policies and laws, including with respect to safety enhancements and environmental initiatives; availability and costs of credit, surety bonds and letters of credit; and changes in general economic conditions. Forward-looking statements made by us in this release, or elsewhere, speak only as of the date on which the statements were made. See also the “Risk Factors” in our 2010 Annual Report on Form 10-K and subsequent filings with the SEC, which are currently available on our website at www.walterenergy.com. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us or our anticipated results. We have no duty to, and do not intend to, update or revise the forward-looking statements in this release, except as may be required by law. In light of these risks and uncertainties, readers should keep in mind that any forward-looking statement made in this press release may not occur. All data presented herein is as of the date of this release unless otherwise noted.

###

Investor Relations Contact:

Paul Blalock

Vice President, Investor Relations

205.745.2627

paul.blalock@walterenergy.com

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WALTER ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in thousands, except per share and share amounts)

Unaudited

	For the three months
	ended December 31,
	2011 (1)	2010
Revenues:
Sales	$703,982	$396,863
Miscellaneous (loss) income	(4,427)	3,934
	699,555	400,797

Costs and expenses:
Cost of sales (exclusive of depreciation and depletion)	455,104	192,421
Depreciation and depletion	64,679	26,743
Selling, general and administrative (2)	33,224	26,519
Postretirement benefits	10,011	10,379
	563,018	256,062

Operating income	136,537	144,735
Interest expense	(33,575)	(4,130)
Interest income	250	151
Other income, net (3)	6,246	—
Income from continuing operations before income taxes	109,458	140,756
Income tax expense	25,674	47,108
Income from continuing operations	83,784	93,648
Discontinued operations (4)	—	(1,780)
Net income	$83,784	$91,868

Basic income per share:
Income from continuing operations	$1.34	$1.77
Discontinued operations	—	(0.04)

Net income	$1.34	$1.73

Weighted average number of shares outstanding (5)	62,441,694	52,992,021

Diluted income per share:
Income from continuing operations	$1.34	$1.75
Discontinued operations	—	(0.03)

Net income	$1.34	$1.72

Weighted average number of diluted shares outstanding (5)	62,738,135	53,420,985

(1)       Includes the results of Western Coal since the April 1, 2011 date of acquisition as well as the effect of related preliminary purchase accounting.

(2)       Amount for 2010 includes $5.9 million of costs associated with the acquisition of Western Coal.

(3)       Other income represents a gain on the remeasurement to fair value of equity investments.

(4)       Discontinued operations includes the results of our closed Homebuilding and Kodiak operations for the fourth quarter 2010.

(5)       The 2011 fourth quarter weighted average number of shares outstanding gives effect to the issuance of 8,951,558 common shares on April 1, 2011 in connection with the acquisition of Western Coal.

WALTER ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in thousands, except per share and share amounts)

Unaudited

	For the years
	ended December 31,
	2011 (1)	2010
Revenues:
Sales	$2,562,325	$1,570,845
Miscellaneous income	9,033	16,885
	2,571,358	1,587,730

Costs and expenses:
Cost of sales (exclusive of depreciation and depletion)	1,561,112	766,516
Depreciation and depletion	245,509	98,702
Selling, general and administrative (2)	165,749	86,972
Postretirement benefits	40,385	41,478
	2,012,755	993,668

Operating income	558,603	594,062
Interest expense	(96,820)	(17,250)
Interest income	606	784
Other income, net (3)	17,606	—
Income from continuing operations before income taxes	479,995	577,596
Income tax expense	130,819	188,171
Income from continuing operations	349,176	389,425
Discontinued operations (4)	—	(3,628)
Net income	$349,176	$385,797

Basic income per share:
Income from continuing operations	$5.79	$7.32
Discontinued operations	—	(0.07)

Net income	$5.79	$7.25

Weighted average number of shares outstanding (5)	60,257,029	53,178,901

Diluted income per share:
Income from continuing operations	$5.76	$7.25
Discontinued operations	—	(0.07)

Net income	$5.76	$7.18

Weighted average number of diluted shares outstanding (5)	60,611,154	53,700,181

(1)          Includes the results of Western Coal since the April 1, 2011 date of acquisition as well as the effect of related preliminary purchase accounting.

(2)          Amounts for 2011 and 2010 include $23.2 million and $5.9 million, respectively, of costs associated with the acquisition of Western Coal.

(3)          Results for 2011 include a gain recognized on April 1, 2011 of $20.6 million as a result of remeasuring to fair value Western shares acquired from Audley Capital in January 2011, partially offset by a net loss on the sale and remeasurment to fair value of our other equity investments.

(4)          Discontinued operations includes the results of our closed Homebuilding and Kodiak operations for 2010.

(5)          The weighted average number of shares outstanding in 2011 gives effect to the issuance of 8,951,558 common shares on April 1, 2011 in connection with the acquisition of Western Coal.

WALTER ENERGY, INC. AND SUBSIDIARIES

RESULTS BY OPERATING SEGMENT (1)

($ in thousands)

Unaudited

	For the three months		For the years
	ended December 31,		ended December 31,
	2011	2010	2011	2010

REVENUES:
U.S. Operations	$489,264	$399,951	$1,871,182	$1,584,734
Canadian and U.K. Operations	209,798	—	698,054	—
Other	493	846	2,122	2,996
Revenues	$699,555	$400,797	$2,571,358	$1,587,730

OPERATING INCOME (LOSS):
U.S. Operations	$145,385	$157,432	$565,731	$634,442
Canadian and U.K. Operations	5,664	—	67,349	—
Other (2)	(14,512)	(12,697)	(74,477)	(40,380)
Operating income	$136,537	$144,735	$558,603	$594,062

DEPRECIATION AND DEPLETION:
U.S. Operations	$37,171	$26,547	$151,341	$98,170
Canadian and U.K. Operations	27,304	—	93,392	—
Other	204	196	776	532
Depreciation and Depletion	$64,679	$26,743	$245,509	$98,702

CAPITAL EXPENDITURES:
U.S. Operations	$23,453	$76,291	$149,996	$152,299
Canadian and U.K. Operations	97,639	—	264,476	—
Other	97	955	94	5,177
Capital Expenditures	$121,189	$77,246	$414,566	$157,476

(1)          Beginning in the second quarter of 2011 the Company reports all operations located in the U.S. in the U.S. Operations segment which includes Walter Energy’s historical operating segments of Underground Mining, Surface Mining and Walter Coke along with the West Virginia mining operations acquired through the April 1, 2011 acquisition of Western Coal. The Company reports its mining operations located in northeast British Columbia (Canada) and South Wales (United Kingdom), both acquired through the Western Coal acquisition, in the Canadian and U.K. Operations segment. The Other segment primarily includes corporate expenses.

(2)          Amounts for the year ended December 31, 2011 include $23.2 million and amounts for the 2010 fourth quarter and year ended December 31, 2010 include $5.9 million of costs associated with the acquisition of Western Coal.

WALTER ENERGY, INC. AND SUBSIDIARIES

QUARTERLY STATISTICAL RESULTS AND FOURTH QUARTER GUIDANCE BY OPERATING SEGMENT AND MAJOR PRODUCT

(Ton information in thousand metric tons and dollars in USD)

Consolidated Statistical Information by Major Product

	3 months ended December 31, 2011 Actual	3 months ended December 31, 2010 Actual	3 months ended September 30, 2011 Actual
Hard Coking
Sales Metric Tons	1,878	1,493	1,588
Production Metric Tons	1,840	1,329	1,678
Average Net Selling Price	$244.34	$217.64	$263.23
Average Cash Cost per Ton (1)(2)	$131.74	$91.14	$132.14

Low Vol PCI
Sales Metric Tons	523	—	562
Production Metric Tons	567	—	587
Average Net Selling Price	$212.29	—	$209.12
Average Cash Cost per Ton (1)(2)	$165.44	—	$143.42

Thermal
Sales Metric Tons	1,068	235	1,337
Production Metric Tons	993	287	1,359
Average Net Selling Price	$69.86	$87.67	$71.40
Average Cash Cost per Ton (1)(2)	$69.40	$75.09	$63.58

Total All
Sales Metric Tons	3,469	1,727	3,487
Production Metric Tons	3,401	1,616	3,625
Average Net Selling Price	$185.79	$199.99	$180.96
Average Cash Cost per Ton (1)(2)	$117.63	$88.96	$107.67

US Segment Statistical Information by Major Product

	3 months ended December 31, 2011 Actual	3 months ended December 31, 2010 Actual	3 months ended September 30, 2011 Actual
Hard Coking
Sales Metric Tons	1,390	1,493	1,232
Production Metric Tons	1,449	1,329	1,307
Average Net Selling Price	$242.61	$217.64	$259.38
Average Cash Cost per Ton (1)(2)	$118.88	$91.14	$126.03

Thermal
Sales Metric Tons	1,036	235	1,302
Production Metric Tons	965	287	1,329
Average Net Selling Price	$68.71	$87.67	$70.35
Average Cash Cost per Ton (1)(2)	$66.92	$75.09	$61.85

Total All
Sales Metric Tons	2,425	1,727	2,535
Production Metric Tons	2,414	1,616	2,637
Average Net Selling Price	$168.35	$199.99	$162.25
Average Cash Cost per Ton (1)(2)	$96.69	$88.96	$93.06

Canada and UK Segment Statistical Information by Major Product

	3 months ended December 31, 2011 Actual	3 months ended December 31, 2010 Actual	3 months ended September 30, 2011 Actual
Hard Coking
Sales Metric Tons	488	—	356
Production Metric Tons	391	—	371
Average Net Selling Price	$249.24	—	$276.56
Average Cash Cost per Ton (1)(2)	$168.34	—	$153.26

Low Vol PCI
Sales Metric Tons	523	—	562
Production Metric Tons	567	—	587
Average Net Selling Price	$212.29	—	$209.12
Average Cash Cost per Ton (1)(2)	$165.44	—	$143.42

Thermal
Sales Metric Tons	32	—	35
Production Metric Tons	28	—	30
Average Net Selling Price	$106.94	—	$111.13
Average Cash Cost per Ton (1)(2)	$149.08	—	$128.70

Total All
Sales Metric Tons	1,044	—	952
Production Metric Tons	987	—	988
Average Net Selling Price	$226.32	—	$230.78
Average Cash Cost per Ton (1)(2)	$166.29	—	$146.57

(1)          Average Cash Cost per Ton is based on reported Cost of Sales and includes items such as freight, royalties, manpower, fuel and other similar production and sales cost items but excludes depreciation, depletion and post retirement benefits. Average Cash Cost per Ton is a non-GAAP financial measure which is not calculated in conformity with U.S. Generally Accepted Accounting Principles (GAAP) and should be considered supplemental to, and not as a substitute or superior to financial measures calculated in conformity with GAAP. We believe Cash Cost per Ton is a useful measure as our management uses that as a measure of performance and we believe it aids some investors and analysts in comparing us against other companies to help analyze our current and future potential performance.

(2)          Reconcilliation of Cash Cost per Ton to Cost of Sales as disclosed (in thousands USD):

	3 months ended December 31, 2011 Actual	3 months ended December 31, 2010 Actual	3 months ended September 30, 2011 Actual
Cash Costs as Calculated from Above (sales tons times average cash cost per ton)	$408,058	$153,634	$375,405
Cash Costs of Other Products	42,746	38,787	45,285
Purchase Accounting One-Time Effects on Cost of Sales	4,300	0	4,797
Total Cost of Sales	$455,104	$192,421	$425,487

WALTER ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in thousands)

Unaudited

	As of
	December 31,	December 31,
	2011 (1) (2)	2010
ASSETS
Cash and cash equivalents	$128,430	$293,410
Receivables, net	313,343	143,238
Inventories	242,607	97,631
Deferred income taxes	61,079	62,371
Prepaid expenses	49,974	28,179
Other current assets	45,627	10,710
Total current assets	841,060	635,539
Mineral interests, net	2,946,113	17,305
Property, plant and equipment, net	1,637,182	772,696
Deferred income taxes	109,300	149,520
Goodwill	1,124,597	—
Other long-term assets	153,951	82,705
TOTAL ASSETS	$6,812,203	$1,657,765

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current debt	$56,695	$13,903
Accounts payable	112,661	70,692
Accrued expenses	229,067	52,399
Accumulated postretirement benefits obligation	27,247	24,753
Other current liabilities	59,827	32,100
Total current liabilities	485,497	193,847
Long-term debt	2,269,020	154,570
Deferred income taxes	1,003,383	—
Accumulated postretirement benefits obligation	550,671	451,348
Other long-term liabilities	381,537	262,934
TOTAL LIABILITIES	4,690,108	1,062,699
STOCKHOLDERS’ EQUITY	2,122,095	595,066
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,812,203	$1,657,765

(1)          Includes accounts of Western Coal acquired on April 1, 2011. The purchase price has been preliminarily allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. A full and detailed valuation of the assets and liabilities is being completed and certain information and analysis remains pending at this time. Accordingly, the allocation is preliminary and is expected to change as additional information becomes available and is assessed by the Company. The impact of such changes may be material. The purchase price allocation will be finalized during the 2012 first quarter.

(2)          In January 2011, we acquired approximately 25.3 million common shares of Western Coal from funds advised by Audley Capital for $293.7 million in cash. On April 1, 2011 we acquired the remaining common shares of Western Coal for $3.4 billion, funded through $2.2 billion in long-term debt and the issue of approximately 9.0 million common shares valued at $1.2 billion.

WALTER ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

AND COMPREHENSIVE INCOME

FOR THE YEAR ENDED DECEMBER 31, 2011

($ in thousands)

Unaudited

						Accumulated
			Capital in			Other
		Common	Excess of	Comprehensive	Retained	Comprehensive
	Total	Stock	Par Value	Income	Earnings	Loss

Balance at December 31, 2010	$595,066	$531	$355,540		$411,383	$(172,388)

Comprehensive income:
Net income	349,176			$349,176	349,176
Other comprehensive income:
Change in pension and postretirement benefit plans, net of tax	(53,224)			(53,224)		(53,224)
Change in unrealized loss on investments, net of tax	128			128		128
Change in unrealized loss on hedges, net of tax	(716)			(716)		(716)
Change in foreign currency translation adjustment	(3,276)			(3,276)		(3,276)
Comprehensive income				$292,088

Stock issued upon the exercise of stock options	8,920	3	8,917
Dividends paid, $0.50 per share	(30,042)				(30,042)
Stock-based compensation	9,384		9,384
Excess tax benefits from stock-based compensation arrangements	8,929		8,929
Issuance of common stock in connection with the Western acquisition	1,224,126	90	1,224,036
Replacement stock options and warrants issued in connection with the Western acquisition	18,844	—	18,844
Other	(5,220)	—	(5,220)
Balance at December 31, 2011	$2,122,095	$624	$1,620,430		$730,517	$(229,476)

WALTER ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

($ in thousands)

Unaudited

	For the years ended December 31,
	2011	2010

OPERATING ACTIVITIES
Net income	$349,176	$385,797
Loss from discontinued operations	—	3,628
Income from continuing operations	349,176	389,425

Adjustments to reconcile income from continuing operations to net cash flows provided by operating activities:
Depreciation and depletion	245,509	98,702
Deferred income taxes	66,397	83,174
Amortization of debt issuance costs	21,154	2,975
Excess tax benefits from stock-based compensation arrangements	(8,929)	(28,875)
Gain on initial investment in Western Coal Corp.	(20,553)	—
Other	18,764	14,433

Decrease (increase) in current assets, net of effect of business acquisitions:
Receivables	(1,605)	(65,935)
Inventories	(1,885)	1,966
Other current assets	18,929	13,155
Increase (decrease) in current liabilities, net of effect of business acquisitions:
Accounts payable	13,676	23,717
Accrued expenses and other current liabilities	6,233	41,413
Cash flows provided by operating activities	706,866	574,150

INVESTING ACTIVITIES
Additions to property, plant and equipment	(436,705)	(157,476)
Acquisition of Western Coal Corp., net of cash acquired	(2,432,693)	—
Acquisition of HighMount Exploration & Production Alabama, LLC.	—	(209,964)
Proceeds from the sales of investments	27,325	—
Other	1,413	(3,414)
Cash flows used in investing activities	(2,840,660)	(370,854)

FINANCING ACTIVITIES
Proceeds from issuance of debt	2,350,000	—
Borrowings under revolving credit agreement	71,259	—
Repayments on revolving credit agreement	(61,259)	—
Retirements of debt	(290,630)	(26,972)
Dividends paid	(30,042)	(25,266)
Purchases of stock under stock repurchase program	—	(65,438)
Excess tax benefits from stock-based compensation arrangements	8,929	28,875
Proceeds from stock options exercised	8,920	17,134
Debt issuance costs	(80,027)	—
Other	(5,203)	(3,015)
Cash flows provided by (used in) financing activities	1,971,947	(74,682)
Cash flows provided by (used in) continuing operations	(161,847)	128,614

CASH FLOWS FROM DISCONTINUED OPERATIONS
Cash flows used in operating activities	—	(6,268)
Cash flows provided by investing activities	—	5,066
Cash flows provided by (used in) financing activities	—	—
Cash flows used in discontinued operations	—	(1,202)

EFFECT OF FOREIGN EXCHANGE RATES ON CASH	(3,668)	—

Net increase (decrease) in cash and cash equivalents	$(165,515)	$127,412

Cash and cash equivalents at beginning of period	$293,410	$165,279
Add: Cash and cash equivalents of discontinued operations at beginning of period	535	1,254
Net increase (decrease) in cash and cash equivalents	(165,515)	127,412
Less: Cash and cash equivalents of discontinued operations at end of period	—	535
Cash and cash equivalents at end of period	$128,430	$293,410

WALTER ENERGY, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Unaudited

RECONCILIATION OF EBITDA TO AMOUNTS REPORTED UNDER US GAAP:

	For the three months ended December 31,		For the years ended December 31,
($ in thousands)	2011	2010	2011	2010

Net income	$83,784	$91,868	$349,176	$385,797
Add interest expense	33,575	4,130	96,820	17,250
Less interest income	(250)	(151)	(606)	(784)
Add income tax expense	25,674	47,108	130,819	188,171
Add depreciation and depletion expense	64,679	26,743	245,509	98,702
Add loss from discontinued operations	—	1,780	—	3,628
Earnings from continuing operations before interest, income taxes, and depreciation and depletion (EBITDA) (1)	$207,462	$171,478	$821,718	$692,764

(1)

EBITDA is defined as earnings from continuing operations before interest expense, interest income, income taxes, and depreciation and depletion expense. EBITDA is a financial measure which is not calculated in conformity with U.S. Generally Accepted Accounting Principles (GAAP) and should be considered supplemental to, and not as a substitute or superior to financial measures calculated in conformity with GAAP. We believe that EBITDA is a useful measure as some investors and analysts use EBITDA to compare us against other companies and to help analyze our ability to satisfy principal and interest obligations and capital expenditure needs. EBITDA may not be comparable to similarly titled measures used by other entities.